EXHIBIT 99.1

NEWS RELEASE	For additional information:
Tom Liston
Chief Financial Officer
480-629-7620
George Gresham
Vice President, Finance
480-629-7662
Helen Johnson
Director, Investor Relations
480-629-7607

eFunds Reports Third Quarter 2004 Results
Net Income up 18%; Net Revenue $140.1 Million; Earnings $0.22 Per Diluted Share

Scottsdale, ARIZ., Nov. 3, 2004 — eFunds Corporation (NYSE: EFD), a leading provider of risk management, electronic payments, global outsourcing solutions and ATM management services, reported today its financial results for the three and nine months ended Sept. 30, 2004. Net income for the third quarter of 2004 was $10.7 million, or $0.22 per diluted share, compared with net income of $9.1 million, or $0.19 per diluted share, reported in the third quarter of 2003. Reported operating income increased to $15.2 million, or 10.9 percent of net revenue, as compared to operating income of $12.2 million, or 9.1 percent of net revenue, reported in the third quarter of 2003. Net revenue for the third quarter of 2004 increased 5.2 percent to $140.1 million, as compared to net revenue of $133.1 million recorded in the third quarter of 2003.

For the nine months ended Sept. 30, 2004, eFunds reported net income of $29.5 million, or $0.60 per diluted share, compared with net income of $18.8 million, or $0.40 per diluted share, reported in the first nine months of 2003. Reported operating income for the first nine months of 2004 was $42.1 million, or 10 percent of net revenue, as compared to $25.7 million, or 6.5 percent of net revenue, for the same period in the prior year. Net revenue increased 6.3 percent to $421.7 million, as compared to $396.6 million reported in the first nine months of 2003.

As of Sept. 30, 2004, the Company had $202.1 million in cash and cash equivalents. Capital expenditures for the first nine months of 2004 were approximately $21 million, compared with $15 million for the same period of 2003, primarily due to investments in the Company’s disaster recovery and business continuity capabilities.

“We are pleased with our third quarter results, especially the year-to-date revenue growth achieved across all three of our primary operating segments,” stated Paul F. Walsh, Chairman and Chief Executive Officer. “Our balance sheet remains exceptionally strong.”

“Beyond this quarter’s solid operating results, we are also very excited about the previously-announced transaction to sell our ATM portfolio to TRM Corporation. The consummation of this transaction will position us to focus on our higher-growth and higher-margin opportunities, while expanding our global footprint,” added Walsh.

Forward-Looking Statements

The Company expects its three core business segments — Electronic Payments, Risk Management and Global Outsourcing — will achieve full year net revenues of approximately $425 million to $435 million. Full year 2004 revenues for the ATM management segment will depend upon the consummation date of the ATM portfolio sale. This segment had revenues of $103 million for the nine-month period ended September 30, 2004. The Company expects full year diluted earnings per share to increase 25 to 30 percent in 2004 over the diluted earnings per share of $0.61 reported in 2003. The Company expects to generate operating cash flows in 2004 in line with the level achieved in 2003. Capital expenditures are expected to be approximately $30 million to $35 million for 2004.

Conference Call

eFunds will hold a one-hour conference call today at 10 a.m. EST to discuss the Company’s third quarter financial performance. To listen to the conference call, dial 800-399-5351 (international callers dial 706-643-1939.) The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:

A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 EST on Nov. 17, 2004. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 1660344. Additionally, you may replay the conference call via eFunds’ Website at www.eFunds.com.

About eFunds

eFunds Corporation (NYSE: EFD) is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds and its subsidiaries offer electronic transaction processing, risk management and related outsourcing solutions to financial institutions, electronic funds transfer networks, government agencies and retailers around the world. Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. www.eFunds.com.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2004.

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eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
(in thousands, except per share amounts)	2004		2003
Net revenue	$140,054	100.0%	$133,141	100.0%

Operating expenses
Processing, communication and service costs	57,634	41.2%	58,037	43.6%
Employee costs	46,261	33.0%	44,391	33.4%
Depreciation and amortization	9,722	6.9%	8,424	6.3%
Other operating costs	11,230	8.0%	9,714	7.3%
Restructuring and asset impairment charges	—	0.0%	2,645	2.0%
Contract loss reversal	—	0.0%	(2,250)	-1.7%

Total operating expenses	124,847	89.1%	120,961	90.9%

Income from operations	15,207	10.9%	12,180	9.1%
Other income (expense) — net	63	0.0%	(915)	-0.6%

Income before income taxes	15,270	10.9%	11,265	8.5%
Provision for income taxes	(4,581)	-3.3%	(2,193)	-1.7%

Net income	$10,689	7.6%	$9,072	6.8%

Shares outstanding
Basic	48,258		46,848

Diluted	49,424		47,442

Earnings per share
Basic	$0.22		$0.19

Diluted	$0.22		$0.19

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
(in thousands, except per share amounts)	2004		2003
Net revenue	$421,652	100.0%	$396,625	100.0%

Operating expenses
Processing, communication and service costs	172,965	41.0%	173,682	43.8%
Employee costs	142,990	33.9%	136,404	34.4%
Depreciation and amortization	27,678	6.6%	26,047	6.6%
Other operating costs	34,661	8.2%	34,426	8.7%
Restructuring and asset impairment charges	752	0.2%	2,645	0.6%
Contract loss provision (reversal)	501	0.1%	(2,250)	-0.6%

Total operating expenses	379,547	90.0%	370,954	93.5%

Income from operations	42,105	10.0%	25,671	6.5%
Other income (expense) — net	24	0.0%	(55)	0.0%

Income before income taxes	42,129	10.0%	25,616	6.5%
Provision for income taxes	(12,638)	-3.0%	(6,799)	-1.8%

Net income	$29,491	7.0%	$18,817	4.7%

Shares outstanding
Basic	47,944		46,769

Diluted	49,151		47,006

Earnings per share
Basic	$0.62		$0.40

Diluted	$0.60		$0.40

eFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	(unaudited)
	September 30,	December 31,
(in thousands)	2004	2003
Current assets:
Cash and cash equivalents	$202,135	$158,106
Deposits subject to compensating balance arrangements	1,657	472
Restricted custodial cash	2,932	4,168
Accounts receivable — net	66,267	63,841
Other current assets	22,639	29,722
Assets held for sale	106,145	—

Total current assets	401,775	256,309
Property and equipment — net	48,008	49,629
Long-term investments	2,683	3,243
Intangibles-net and other non-current assets	108,468	203,156

Total assets	$560,934	$512,337

Current liabilities:
Accounts payable	$16,050	$26,585
Accrued liabilities	65,655	59,546
Accrued contract losses	1,600	1,890
Long-term debt due within one year	2,007	5,586
Liabilities related to assets held for sale	9,744	—

Total current liabilities	95,056	93,607

Long-term debt	3,292	1,667
Other long-term liabilities	12,206	15,401

Total liabilities	110,554	110,675

Stockholders’ equity:
Common stock	487	473
Additional paid-in capital	437,586	418,496
Retained earnings (accumulated deficit)	11,904	(17,587)
Accumulated other comprehensive income	403	280

Stockholders’ equity	450,380	401,662

Total liabilities and stockholders’ equity	$560,934	$512,337

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
(in thousands)	2004	2003
Cash flows from operating activities:
Net income	$29,491	$18,817
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	10,848	10,917
Amortization of intangibles	16,830	15,130
Loss on impairment or disposals of assets	757	1,637
Provision for contract loss	501	(2,250)
Changes in assets and liabilities Restricted custodial cash	1,236	1,964
Accounts receivable	(7,027)	767
Accounts payable	(1,442)	(11,047)
Other assets and liabilities	8,404	21,381

Net cash provided by operating activities	59,598	57,316

Cash flows from investing activities:
Capital expenditures	(20,569)	(15,133)
Acquisitions	(6,079)	(2,218)
Proceeds from sale of property and equipment	—	11,938
Other	(682)	—

Net cash used in investing activities	(27,330)	(5,413)

Cash flows from financing activities:
Payments on long-term debt	(5,752)	(1,220)
Issuance of common stock	17,513	1,951

Net cash provided by financing activities	11,761	731

Net increase in cash and cash equivalents	44,029	52,634
Cash and cash equivalents at beginning of period	158,106	119,487

Cash and cash equivalents at end of period	$202,135	$172,121

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	September 30,		Change
(in thousands)	2004	2003	$	%
Net revenue:
Electronic payments	$49,276	$45,050	4,226	9%
Risk management	36,839	33,931	2,908	9%
Global outsourcing	20,305	17,974	2,331	13%
ATM management	33,634	36,186	(2,552)	-7%

Total net revenue	140,054	133,141	6,913	5%

Operating expenses:
Processing, employee and other costs -
Electronic payments	38,480	33,374	5,106	15%
Risk management	20,329	22,611	(2,282)	-10%
Global outsourcing	14,884	15,213	(329)	-2%
ATM management	31,386	33,784	(2,398)	-7%

Total processing, employee and other costs	105,079	104,982	97	0%

Allocated overhead -
Electronic payments	3,228	2,260	968	43%
Risk management	2,316	2,417	(101)	-4%
Global outsourcing	1,630	1,908	(278)	-15%
ATM management	1,987	1,752	235	13%
Corporate	10,607	7,247	3,360	46%

Total allocated overhead	19,768	15,584	4,184	27%

Restructuring, asset impairment and contract loss reversal -
Electronic payments	—	(1,271)	1,271	*
Risk management	—	884	(884)	*
Global outsourcing	—	842	(842)	*
ATM management	—	244	(244)	*
Corporate	—	(304)	304	*

Restructuring, asset impairment and contract loss reversal -	—	395	(395)	*

Income (loss) from operations:
Electronic payments	7,568	10,687	(3,119)	-29%
Risk management	14,194	8,019	6,175	77%
Global outsourcing	3,791	11	3,780	*
ATM management	261	406	(145)	-36%
Corporate	(10,607)	(6,943)	(3,664)	-53%

Total income from operations	$15,207	$12,180	3,027	25%

*	Represents an increase or decrease greater than 100%.

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Nine Months Ended
	September 30,		Change
(in thousands)	2004	2003	$	%
Net revenue:
Electronic payments	$150,678	$133,317	17,361	13%
Risk management	106,996	97,955	9,041	9%
Global outsourcing	60,611	58,994	1,617	3%
ATM management	103,367	106,359	(2,992)	-3%

Total net revenue	421,652	396,625	25,027	6%

Operating expenses:
Processing, employee and other costs -
Electronic payments	117,718	99,752	17,966	18%
Risk management	61,556	68,357	(6,801)	-10%
Global outsourcing	44,727	49,866	(5,139)	-10%
ATM management	96,170	99,890	(3,720)	-4%

Total processing, employee and other costs	320,171	317,865	2,306	1%

Allocated overhead -
Electronic payments	8,799	5,755	3,044	53%
Risk management	7,037	7,666	(629)	-8%
Global outsourcing	4,962	6,107	(1,145)	-19%
ATM management	6,207	5,600	607	11%
Corporate	31,118	27,566	3,552	13%

Total allocated overhead	58,123	52,694	5,429	10%

Restructuring, asset impairment and contract loss provision (reversal) -
Electronic payments	1,178	(1,271)	2,449	*
Risk management	(8)	884	(892)	*
Global outsourcing	41	842	(801)	-95%
ATM management	9	244	(235)	-96%
Corporate	33	(304)	337	*

Restructuring, asset impairment and contract loss provision (reversal) -	1,253	395	858	*

Income (loss) from operations:
Electronic payments	22,983	29,081	(6,098)	-21%
Risk management	38,411	21,048	17,363	82%
Global outsourcing	10,881	2,179	8,702	*
ATM management	981	625	356	57%
Corporate	(31,151)	(27,262)	(3,889)	-14%

Total income from operations	$42,105	$25,671	16,434	64%

*	Represents an increase or decrease greater than 100%.

eFUNDS
CORPORATION SUPPLEMENTAL
REVENUE DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2004	2003	% Change	2004	2003	% Change
Electronic Payments
EFT processing	$27.0	$25.0	8%	$81.2	$74.4	9%
Government services (EBT)	14.2	13.5	5%	42.9	36.9	16%
Software sales	8.1	6.6	23%	26.6	22.0	21%

	$49.3	$45.1	9%	$150.7	$133.3	13%

Risk Management
Financial Institution products	$32.1	$29.1	10%	$93.0	$82.1	13%
Retail products	4.7	4.8	-2%	14.0	15.9	-12%

	$36.8	$33.9	9%	$107.0	$98.0	9%

Global Outsourcing
BPO(1)	$13.0	$9.9	31%	$39.0	$29.5	32%
IT services	7.3	8.1	-10%	21.6	29.5	-27%

	$20.3	$18.0	13%	$60.6	$59.0	3%

ATM Management	$33.6	$36.2	-7%	$103.4	$106.4	-3%

(1)	Excludes intercompany revenues.